UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 11, 2016 (October 5, 2016)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Convertible Notes

On October 6, 2016, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Note SPA”) with Adar Bays, LLC (“Investor”), for the private placement of $330,000 principal amount of the Company’s 6% Original Issue Discount Convertible Redeemable Promissory Notes (“Notes”).

On October 6, 2016, the Company sold and issued $330,000 principal amount of Notes to Investor in exchange for $300,000 of gross proceeds.

Terms of the Notes

Unless earlier converted or prepaid, (i) $110,000 principal amount of the Notes will mature on December 5, 2016, (ii) $110,000 principal amount of the Notes will mature on January 3, 2017, and (iii) $110,000 principal amount of the Notes will mature on February 3, 2017. The Notes bear interest at a rate of 6% per annum, subject to increase to 24% per annum upon the occurrence and continuance of an event of default (as described below).

All principal and accrued interest on the Notes are convertible at any time, in whole or in part, at the option of the Investor into shares of Common Stock at a variable conversion price equal to 80% of the lowest closing bid price of our Common Stock for the fifteen consecutive trading day period prior to the conversion date. After the six month anniversary of the issuance of any Note, the conversion price for such Note shall thereafter be equal to 50% of the lowest closing bid price of our Common Stock for the fifteen consecutive trading day period prior to the conversion date.

Principal on the Notes is payable on the respective maturity dates. Principal on the Notes is payable in cash. Interest on the Notes is payable from time to time in the form of shares of Common Stock using the conversion price formula described above.

The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company.

The Notes may not be converted and shares of Common Stock may not be issued pursuant to the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.9% of the outstanding shares of Common Stock.

There are no registration rights applicable to the Notes.

Exchange of Outstanding Series A Preferred Stock for Convertible Notes

In 2013, the Company completed a private placement to one accredited investor (the “Series A Holder”) of its Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Company currently has 165,541 shares of Series A Preferred Stock that remain outstanding.

On October 6, 2016, the Series A Holder entered into an exchange agreement (the “Exchange Agreement”) with the Investor. Pursuant to the Exchange Agreement, beginning December 5, 2016, the Investor has the option to exchange, from time to time, all or any portion of the Notes for outstanding shares of Series A Preferred Stock from the Series A Holder.

The rate of exchange between the Notes and the Series Preferred Stock shall be calculated on an as-converted to Common Stock basis.

The parties will first calculate the number of shares of Common Stock that the principal and accrued but unpaid interest of the Notes to be exchanged are convertible into using the formula set described below (the “As-Converted Common Share Number”). The parties shall next calculate that number of shares of Series A Preferred Stock to be exchanged that (including accrued and unpaid dividends and make whole amounts) upon conversion in accordance with the terms of the Series A Preferred Stock would result in the issuance, as of the effective date of the exchange, of the As-Converted Common Share Number.

The principal and accrued but unpaid interest on the exchanged portion of the Notes shall be calculated into the As-Converted Common Share Number by using the following formula. The As-Converted Common Share Number shall be equal to 80% of the lowest closing bid price of the Company Common Stock for the fifteen trading days immediately preceding the date on which a notice of exchange is delivered. Subsequent to any exchange, the parties shall have the rights to convert the securities received (Notes or Series A Preferred Stock as applicable) upon the exchange in accordance with the terms of such securities.

The foregoing description of the Note SPA, the Notes and the Exchange Agreement New Notes is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which documents are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes are being offered and sold to an accredited investor in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 3.03     Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Outstanding Series F Convertible Preferred Stock Conversion Price

In January 2016, the Company issued $7.0 million of the Company’s Series F Convertible Preferred Stock (“Series F Preferred Stock”) to one accredited investor. The Company currently had approximately $335,950 of Series F Preferred Stock remaining outstanding as of October 5, 2016.

On October 5, 2016, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the conversion price at which the Series F Preferred Stock can be converted into shares of Common Stock.

As amended, the conversion price will now be equal to the lowest of (i) 50% of the lowest volume weighted average price (“VWAP”) of our Common Stock for the ten consecutive trading day period prior to the conversion date or (ii) 50% of the lowest closing bid price of our Common Stock for the ten consecutive trading day period prior to the conversion date. If certain “Triggering Events” specified in the terms of the Series F Preferred Stock occur, then the conversion price of the Series F Preferred Stock shall be thereafter reduced, and only reduced, to equal 50% of the average of the lowest traded price of the Common Stock for the twenty consecutive trading day period prior to the Conversion Date.

The other terms and conditions of the Series F Preferred Stock remain unchanged.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Certificate of Amendment to Series F Certificate of Designations
	10.1	Securities Purchase Agreement for Notes dated October 5, 2016
	10.2	Note due December 5, 2016
	10.3	Note due January 3, 2017
	10.4	Note due February 3, 2017
	10.5	Exchange Agreement dated October 5, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 11, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Series F Certificate of Designations
10.1	Securities Purchase Agreement for Notes dated October 5, 2016
10.2	Note due December 5, 2016
10.3	Note due January 3, 2017
10.4	Note due February 3, 2017
10.5	Exchange Agreement dated October 5, 2016